                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240-14a-11(c) or Section 240-14a-12

                         First Keystone Financial, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     5)  Total fee paid:

         -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                ------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
                                                      --------------------------
     3)  Filing Party:
                      ----------------------------------------------------------
     4)  Date Filed:
                    ------------------------------------------------------------

[FIRST KEYSTONE LOGO]
                                                               December 30, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of First Keystone Financial, Inc. The meeting will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 26, 2005 at 2:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

      It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are for any reason unable to attend.

      Your continued support of and interest in First Keystone Financial, Inc. are sincerely appreciated.

                                       Sincerely,



                                       /s/ Donald S. Guthrie
                                       ------------------------------------
                                       Donald S. Guthrie
                                       Chairman and Chief Executive Officer

                         FIRST KEYSTONE FINANCIAL, INC.
                              22 WEST STATE STREET
                            MEDIA, PENNSYLVANIA 19063
                                 (610) 565-6210

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 26, 2005

                               ------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Keystone Financial, Inc. (the "Company") will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 26, 2005 at 2:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

      (1) To elect two (2) directors for four-year terms or until their successors are elected and qualified;

      (2) To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2005; and

      (3) To transact such other business as properly may come before the meeting or any adjournment thereof. As of the date hereof, management is not aware of any other such business.

      The Board of Directors has fixed December 6, 2004 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/ Carol Walsh
                                            -------------------
                                            Carol Walsh
                                            Corporate Secretary

Media, Pennsylvania
December 30, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

                         FIRST KEYSTONE FINANCIAL INC.

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 26, 2005

      This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of First Keystone Financial, Inc. (the "Company"), the holding company of First Keystone Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 26, 2005 at 2:00 p.m., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 30, 2004.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

      At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and ratification of the Company's independent auditors. In addition, management will report on the performance of the Company and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

      Only stockholders of record as of the close of business on the record date for the meeting, December 6, 2004 (the "Voting Record Date") are entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,928,604 shares of Common Stock issued and outstanding and no other class of equity securities outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

HOW DO I SUBMIT MY PROXY?

      After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Annual Meeting.

IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, COULD MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

      Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the auditors if you do not furnish instructions.

CAN I ATTEND THE MEETING AND VOTE MY SHARES IN PERSON?

      Yes. All stockholders are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

      Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

      - First, you may send a written notice to the Secretary of First Keystone Financial, Inc., Ms. Carol Walsh, Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063, stating that you would like to revoke your proxy.

      - Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

      - Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

      If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

WHAT CONSTITUTES A QUORUM?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

      The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2005.

      The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

      Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent auditors. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Abstentions will have the effect of a vote against the proposal to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposals to elect directors and ratify the appointment of the independent auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

      The Restated Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes that are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. A majority of the members of the Company's Board of Directors are independent based on an assessment of each member's qualifications by the Board, taking into consideration the Nasdaq National Market's requirements for independence. The Board of Directors has determined that Messrs. Calderoni, Hendrixson, Naessens, O'Donnell and Soss do not have any material relationships with the Company that would impair their independence.

      The Nominating Committee has recommended the re-election of Mr. Hosier and Mr. Soss as directors. No directors or executive officers of the Company are related to any other director or executive officer of the Company by blood, marriage or adoption except for Donald G. Hosier, Jr. and Robert R. Hosier (who serves as a Senior Vice President of the Bank) who are brothers. Each nominee for director currently serves as director of the Company.

      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, then the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

      The following tables present information concerning the nominees for director of the Company and each director of the Company whose term continues, including such person's tenure as a director of the Bank (if applicable). Ages are reflected as of September 30, 2004.

           NOMINEES FOR DIRECTOR FOR FOUR-YEAR TERMS EXPIRING IN 2009

                                           PRINCIPAL OCCUPATION DURING                     DIRECTOR
        NAME           AGE                     THE PAST FIVE YEARS                           SINCE
---------------------  ---      --------------------------------------------------         --------
Donald G. Hosier, Jr.  49       Director; President of First Keystone                        2001
                                Insurance Services, LLC, a subsidiary of
                                the Bank, and a principal with Montgomery
                                Insurance Services, Inc., Media, Pennsylvania,
                                an insurance brokerage firm.

Marshall J. Soss       58       Director; President and Chief Executive Officer              2001
                                of KarMar Realty Group, Inc., Chadds Ford,
                                Pennsylvania, a commercial and investment real
                                estate service company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 2006

                                                  PRINCIPAL OCCUPATION DURING                     DIRECTOR
        NAME                  AGE                     THE PAST FIVE YEARS                           SINCE
---------------------         ---      --------------------------------------------------         --------
Edward Calderoni              82       Director; Associate-broker of Century 21-Alliance,          1982
                                       a real estate firm located in Aston and Media,
                                       Pennsylvania.

William J. O'Donnell, CPA     37       Director; Corporate Solutions Manager/IT Group               2002
                                       with Wawa, Inc., Wawa, Pennsylvania since 2000;
                                       served as Information Technology Manager with
                                       Vlasic Foods International, Cherry Hill, New Jersey
                                       from 1998 to 2000; former Information Technology
                                       Project Leader with ARCO Chemical Co., Newtown
                                       Square, Pennsylvania.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2007

                                                  PRINCIPAL OCCUPATION DURING                     DIRECTOR
        NAME                  AGE                     THE PAST FIVE YEARS                           SINCE
---------------------         ---      --------------------------------------------------         --------
Donald S. Guthrie             69       Chairman of the Board and Chief Executive Officer            1994
                                       of the Company; served as President of the Company
                                       from 1994 until 2002; President and Chief Executive
                                       Officer of the Bank; previously a member of the law
                                       firm of Jones, Strohm & Guthrie, P.C., Media,
                                       Pennsylvania.

Edmund Jones                  86       Director; former Chairman of the Board of the Bank           1947
                                       from 1979 until 1993; member of the law firm of
                                       Jones, Strohm & Guthrie, P.C., Media, Pennsylvania.

Jerry A. Naessens             68       Director; retired former Chief Financial Officer of          2004
                                       Thistle Group Holding Co., Philadelphia,
                                       Pennsylvania from 1996 to 2002 and President of
                                       Roxborough-Manayunk Bank, Philadelphia,
                                       Pennsylvania from 2001 to 2002; previously Chief
                                       Financial Officer of Roxborough-Manayunk Bank from
                                       1991 to 2001.

                           DIRECTORS WHOSE TERMS EXPIRE IN 2008

                                                  PRINCIPAL OCCUPATION DURING                     DIRECTOR
        NAME                  AGE                     THE PAST FIVE YEARS                           SINCE
---------------------         ---      --------------------------------------------------         --------
Bruce C. Hendrixson           60       Director, Owner of Garnet Ford and Garnet Volkswagen,        2003
                                       Chester County, Pennsylvania.

Thomas M. Kelly               48       Director; President of the Company since 2002 and            1997
                                       Chief Operating Officer since 2004; previously
                                       served as Chief Financial Officer of the Company
                                       from 1994 to 2004; has served as Executive Vice
                                       President and Chief Operating Officer of the Bank
                                       since 2004 and previously Chief Financial Officer
                                       of the Bank since 1991 and Executive Vice President
                                       since 1995; former Senior Manager at Deloitte &
                                       Touche LLP.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Set forth below is information with respect to the principal occupations during at least the last five years for the six executive officers of the Company and/or the Bank who do not serve as directors. There are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer of the Company.

      ROSE M. DIMARCO. Age 42. Ms. DiMarco has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since January 2004 and previously as Senior Vice President of Finance since July 2002 and has been employed in various capacities at the Bank since 1984.

      ROBERT R. DWYER. Age 38. Mr. Dwyer has served as Senior Vice President and Director of Lending at the Bank since May 2004; previously Vice President of Lending with First Penn, Feasterville, Pennsylvania from April 2003 to May 2004; Vice President and Business Advisor, PNC Bank, Abington, Pennsylvania from January 2002 to April 2003; and prior thereto, Assistant Vice President of Lending at Commerce Bank, Philadelphia, Pennsylvania.

      ROBERT R. HOSIER. Age 43. Mr. Hosier has served as Senior Vice President of Information Technology since July 2002 and has been employed in various capacities at the Bank since 1983.

      ELIZABETH M. MULCAHY. Age 67. Ms. Mulcahy has served as Senior Vice President of Human Resources, Branch Operations and Security since 1991 and has been employed in various capacities at the Bank since 1964.

      ROBIN G. OTTO. Age 46. Ms. Otto has served as Senior Vice President of Marketing and Business Development of the Bank since December 2002; previously marketing consultant with Palindrome Consulting, Glen Mills, Pennsylvania from August 1996 to December 2002; and prior thereto, Ms. Otto served as an officer of the Bank.

      CAROL WALSH. Age 56. Ms. Walsh has served as Corporate Secretary since August 1991 and has been employed in various capacities at the Bank since 1970.

COMMITTEES AND MEETINGS OF THE BOARD OF THE COMPANY AND BANK

      The Board of Directors of the Company meets no less than quarterly and may have additional special meetings upon the request of the President or a majority of the directors. During the fiscal year ended September 30, 2004, the Board of Directors of the Company met eight times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 2004 other than Mr. Hendrixson. The Board of Directors of the Company has established the following committees, among others:

      AUDIT COMMITTEE. The Audit Committee consists of Messrs. Calderoni, Hendrixson, Naessens and O'Donnell. The Audit Committee reviews the records and affairs of the Company, engages the Company's external auditors, meets with the Company's outsourced internal auditor, and reviews their reports. All of the members of the Audit Committee are independent as such term is currently defined in the Nasdaq Stock Market's listing standards ("Nasdaq Independence Rules") and the regulations of the Securities and Exchange Commission. The Audit Committee meets on a quarterly and on an as needed basis and met four times in fiscal 2004. On September 29, 2004, the Board of Directors of the Company adopted an amended and restated Audit Committee Charter, a copy of which is attached as Appendix A to this proxy statement.

      The Board of Directors has determined that Mr. O'Donnell, a member of the Audit Committee, meets the requirements recently adopted by the Securities and Exchange Commission for qualification as an audit committee financial expert. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

      The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of
Section 11 of the Securities Act of 1933.

      NOMINATING COMMITTEE. The Nominating Committee consists of Messrs. Soss, O'Donnell and Calderoni, who is Chairman of the Committee. The Nominating Committee, which is responsible for reviewing and nominating candidates to the Board, met twice during fiscal 2004. The Committee met once in November 2003 in connection with the nominations for the annual meeting of stockholders in January 2004 and one time in February 2004 with respect to the election of Mr. Naessens to the Board. All of the members of the Nominating Committee are independent as such term is defined in the Nasdaq Independence Rules. On September 29, 2004, the Board of Directors adopted a Nominating Committee Charter, a copy of which is attached as Appendix B to this proxy statement.

      The Nominating Committee considers candidates for director suggested by its members and other directors, as well as management and stockholders. The Nominating Committee also may solicit prospective nominees identified by it. A stockholder who desires to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of the Company's Restated Articles of Incorporation relating to stockholder nominations, which is described under "Stockholder Proposals, Nominations and Communications with the Board of Directors." The Nominating Committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

      The charter of the Nominating Committee sets forth certain criteria the Committee may consider when recommending individuals for nomination as director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an "audit committee financial expert," as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

      In addition to the committees of the Company described above, the Bank also has established other committees which include members of the Board of Directors of the Bank as well as senior management and which meet as required. These committees include, among others, the Executive Committee, Compensation Committee, Audit Committee, Asset/Liability Committee, Loan Committee, Community Investment Committee and Asset Quality Review Committee.

      COMPENSATION COMMITTEE. The Compensation Committee of the Bank consists of Messrs. Calderoni, Naessens and O'Donnell. All of the members of the Compensation Committee are independent as such term is defined in the Nasdaq Independence Rules. The Compensation Committee reviews overall compensation and benefits for the Bank's employees and senior officers and recommends compensation and benefits for the President. The Company does not pay separate compensation to its officers. The Compensation Committee of the Bank met twice in fiscal 2004 and its report is included below under "Executive Compensation."

DIRECTORS ATTENDANCE AT ANNUAL MEETINGS

      Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of Stockholders, we expect that our directors will attend, absent a valid reason for not doing so. In fiscal 2004, all of our directors attended our Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE COMPANY

      The Audit Committee of the Company is responsible for providing independent, objective oversight of the Company's accounting function and internal controls. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and financial reporting procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to their conformity with generally accepted accounting principles.

      The Audit Committee is composed of directors all of whom are independent as defined by the Nasdaq Independence Rules. The Audit Committee is governed by the Audit Committee Charter which specifies, among other things, the scope of the Committee's responsibilities and how those responsibilities are to be performed. The responsibilities of the Audit Committee include being the primary liaison with the external independent auditors and meeting and reviewing reports prepared by the Company's outsourced internal auditor.

      The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, in compliance with applicable provisions of the Audit Committee Charter, the Audit Committee has considered whether the provision of any non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the Commission. The Audit Committee also has recommended the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended September 30, 2005.

                                AUDIT COMMITTEE

Edward Calderoni                                           Bruce C. Hendrixson
William J. O'Donnell, CPA                                  Jerry A. Naessens

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and
(iii) all directors and executive officers of the Company as a group.

                                               AMOUNT AND NATURE
           NAME OF BENEFICIAL                    OF BENEFICIAL
           OWNER OR NUMBER OF                   OWNERSHIP AS OF           PERCENT OF
            PERSONS IN GROUP                  DECEMBER 6, 2004(1)        COMMON STOCK
----------------------------------------      -------------------        ------------
First Keystone Financial, Inc.                    407,198                 21.1%
  Employee Stock Ownership Plan Trust(2)
22 West State Street
Media, Pennsylvania 19063

Dimensional Fund Advisors Inc.                    123,600(3)               6.4
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Jeffrey L. Gendell                                170,800(4)               8.9
Tontine Financial Partners, L.P.
55 Railroad Avenue, Third Floor
Greenwich, Connecticut 06830

Directors:
   Edward Calderoni                                34,234(5)(6)            1.8(11)
   Donald S. Guthrie                               96,964(5)               4.9(11)
   Bruce C. Hendrixson                                554                    *
   Donald G. Hosier, Jr                             5,387(5)(7)              *(11)
   Edmund Jones                                    34,730(8)               1.8
   Thomas M. Kelly                                 65,412(5)               3.3(11)
   Jerry A. Naessens                                6,000                    *
   William J. O'Donnell                               500(9)                 *
   Marshall J. Soss                                 3,434(5)                 *(11)

Other Named Executive Officers:
   Rose M. DiMarco                                 14,110(5)                 *(11)
   Stephen J. Henderson                            23,750(5)               1.2(11)
   Elizabeth M. Mulcahy                            79,214(5)(10)           4.1(11)
   Robin G. Otto                                    5,135(5)                 *(11)

Directors of the Bank who do not serve as
  directors of the Company (2 persons)             70,350                  3.6(11)

Directors and executive officers of the
  Company and the Bank as a group (18 persons)    484,531(5)(11)          23.3(11)

--------------------
*     Represents less than 1% of the outstanding shares of Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                         (Footnotes continued on following page)

----------------

(2) The First Keystone Financial, Inc. Employee Stock Ownership Plan Trust (the "Trust") was established pursuant to the First Keystone Financial, Inc. Employee Stock Ownership Plan (the "ESOP") by an agreement between the Company and Messrs. Calderoni, Naessens and Hendrixson, who act as trustees of the plan (the "Trustees"). Under the terms of the ESOP, the Trustees generally will vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will generally be voted by the Trustees in the same ratio on any matter as to those shares for which instructions are given, subject in each case to the fiduciary duties of the Trustees and applicable law. Any allocated shares which either abstain or are not voted on a proposal will be disregarded in determining the percentage of stock voted for and against such proposal by the participants. As of the Voting Record Date, 249,844 shares held in the Trust had been allocated to the accounts of participating employees including 62,497 shares beneficially owned by seven executive officers.

(3) Information obtained from a Schedule 13G/A, dated February 6, 2004, filed with the SEC with respect to shares of Common Stock beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G/A states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(4) Information obtained from Schedule 13D/A, filed November 21, 2001 with the SEC with respect to shares of Common Stock beneficially owned by Tontine Financial Partners, L.P. ("TFP") which reports shared voting and dispositive power with respect to all the shares. Tontine Management, L.L.C. is the general partner to TFP. Mr. Gendell serves as the managing member of Tontine Management.

(5) Includes shares over which an officer has voting power under the Bank's 401(k)/Profit Sharing Plan ("401(k) Plan") and the ESOP and options to purchase shares of Common Stock granted pursuant to the 1998 Stock Option Plan ("1998 Option Plan") and the 1995 Stock Option Plan ("1995 Option Plan") (collectively, the "Option Plans") which are exercisable within 60 days of December 6, 2004, as follows:

                                                                                         CURRENTLY
                                             401(k) PLAN             ESOP           EXERCISABLE OPTIONS
                                             -----------             ----           -------------------
Edward Calderoni                                     --                  --                  8,950
Donald S. Guthrie                                16,061              17,073                 31,750
Donald G. Hosier, Jr.                                --                  --                  1,434
Thomas M. Kelly                                   9,739              15,807                 25,750
Marshall J. Soss                                     --                  --                  1,434
Rose M. DiMarco                                   2,930               6,280                  4,100
Stephen J. Henderson                                 --                  --                 19,750
Elizabeth M. Mulcahy                             10,517              10,328                 26,750
Robin G. Otto                                     3,341                 594                  1,200
Directors and executive officers of the
   Company and the Bank as a group               59,778              62,497                147,704

(6)   Includes 22,999 shares held jointly with Mr. Calderoni's spouse.

(7) Includes 2,411 shares held by the Montgomery Insurance Services, Inc. Employee Profit Sharing Plan of which Mr. Hosier is a trustee.

(8)   Includes 5,000 shares owned by Mr. Jones's spouse.

(9)   The 500 shares are held by Mr. O'Donnell's spouse.

(10)  Includes 2,182 shares held by Ms. Mulcahy's spouse.

(11) Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three years ended September 30, 2004, 2003 and 2002 to the Chief Executive Officer of the Bank and the four other officers of the Bank whose total salary and bonus exceeded $100,000 during fiscal 2004 and one additional officer who was not serving as an executive officer as of the end of fiscal 2004. None of such officers, three of whom also serve as executive officers of the Company (Messrs. Guthrie and Kelly and Ms. DiMarco), receive any compensation from the Company.

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                             ANNUAL COMPENSATION                         AWARDS
                                       --------------------------------------     --------------------
         NAME AND            FISCAL                            OTHER ANNUAL        STOCK    NUMBER OF     ALL OTHER
    PRINCIPAL POSITION        YEAR      SALARY       BONUS    COMPENSATION(1)      GRANTS   OPTIONS(2)  COMPENSATION(3)
--------------------------   --------  ---------   ---------  ---------------     -------   ----------  ---------------
Donald S. Guthrie             2004     $ 282,885   $  30,000      $ 24,273        $    --         --       $  40,932
   Chairman of the Board      2003       268,000      30,000        23,378             --         --          47,237
    and Chief Executive       2002       253,000      25,000            --             --         --          56,234
   Officer

Thomas M. Kelly               2004     $ 203,450   $  20,000      $ 35,584        $    --         --       $  38,179
   President and Chief        2003       197,000      25,000        32,683             --         --          27,722
   Operating Officer          2002       186,000      15,000            --             --         --          26,069

Stephen J. Henderson          2004(4)  $  96,011   $   7,000      $     --        $    --         --       $  23,863
   Senior Vice                2003       110,000       5,000            --             --         --          16,771
   President/Lending (until   2002       105,000       6,000            --             --         --          16,955
   July 2004)

Elizabeth M. Mulcahy          2004     $ 109,492   $   6,000      $     --        $    --         --       $  23,128
   Senior Vice President/     2003       104,000       8,000            --             --         --          21,556
   Human Resources            2002        99,000       6,000            --             --         --          22,889

Rose M. DiMarco               2004     $  95,019   $   6,000      $     --        $    --         --       $  17,861
   Senior Vice President/     2003        80,000       5,000            --             --         --              --
   Chief Financial Officer    2002        71,250       2,500            --             --      3,000              --

Robin G. Otto                 2004     $ 107,769   $   7,000      $     --        $    --         --       $   1,300
   Senior Vice President/     2003        80,646                        --             --      3,000              --
   Marketing and Business     2002            --          --            --             --         --              --
   Development                                            --

--------------------

(1) Includes health and long-term care costs of $15,752 and $15,586 for Mr. Guthrie in fiscal years 2004 and 2003, respectively. Includes health care costs of $13,359 and $11,012 for Mr. Kelly in fiscal years 2004 and 2003, respectively. Does not include certain amounts attributable to miscellaneous personal benefits received by the named executive officers other than Messrs. Guthrie and Kelly which in the opinion of management of the Company, the costs to the Bank of providing such benefits to such persons during the fiscal year did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each such individual.

(2) Consists of stock options granted pursuant to the 1998 Option Plan. The options vest at the rate of 20% per year from the date of grant.

(3)   In fiscal 2004, represents $38,247, $38,179, $22,575, $21,673 and $16,598 contributed by the Bank to the ESOP accounts of Messrs. Guthrie, Kelly and Henderson and Mesdames Mulcahy and DiMarco also reflects in fiscal 2004, $2,685, $0, $1,288, $1,455, $1,263 and $1,300 contributed by the Bank to the 401(k) Plan accounts of Messrs. Guthrie, Kelly and Henderson and Mesdames Mulcahy, DiMarco and Otto, respectively.

(4) Does not include any amount paid to Mr. Henderson during fiscal 2004 pursuant to the terms of a separation agreement. See "- Employment and Severance Agreements."

STOCK OPTIONS

      The following table discloses certain information regarding the options held at September 30, 2004 by the Chief Executive Officer and the other executive officers named in the Summary Compensation Table. No options were granted thereto during the fiscal year ended September 30, 2004.

                                                        NUMBER OF OPTIONS AT                  VALUE OF OPTIONS AT
                           SHARES                        SEPTEMBER 30, 2004                    SEPTEMBER 30, 2004
                         ACQUIRED ON    VALUE     ---------------------------------      ---------------------------------
NAME                      EXERCISE     REALIZED   EXERCISABLE(1)      UNEXERCISABLE      EXERCISABLE(1)(2)   UNEXERCISABLE
---------------------    -----------   --------   --------------      -------------      -----------------   -------------
Donald S. Guthrie             --       $     --       31,750                --                $413,969          $    --
Thomas M. Kelly           22,720        445,539       25,750                --                 325,469               --
Stephen J. Henderson       4,000         58,500       19,750                --                 255,469               --
Elizabeth M. Mulcahy      15,446        330,390       26,750                --                 340,219               --
Rose M. DiMarco               --             --        4,100             1,900                  34,983           12,193
Robin G. Otto                 --             --        1,200             1,800                   7,320           10,980

------------------

(1) Number of options has been adjusted to reflect effect of two-for-one stock split effected in fiscal 1998 with respect to options granted prior to the split.

(2) Based on a per share market price of $22.25 at September 30, 2004. The exercise prices for the options reflected in the table range from $7.50 to $16.15.

DIRECTORS' COMPENSATION

      BOARD FEES. Directors of the Company received no compensation during fiscal 2004 except for Messrs. Hendrixson, Hosier and Soss who are paid $1,750 per quarter as directors of the Company and $1,000 in fiscal 2004 to Messrs. Hosier and Soss for a special meeting of the Board. During fiscal 2004, members of the Board of Directors of the Bank received $1,000 per meeting attended. Full-time officers who serve on the Board do not receive any fees for attending meetings of the Board or committees thereof. During fiscal 2004, the Chairman of the Board of the Bank received an annual fee of $5,000. During fiscal 2004, members of the Board serving on the Bank's Audit Committee, Executive Committee, Community Investment Committee, Compensation Committee and Loan Committee received $250 per meeting attended, while members of the Board serving on the Company's Audit Committee received $250 per meeting attended.

      STOCK OPTIONS. During fiscal 2002, Messrs. Hosier and Soss, appointed as directors in fiscal 2001, were each granted options to purchase 2,150 shares at $14.84 per share, which options vest over a three year period.

      OTHER. In February 2004, the Bank entered into a one-year consulting agreement with Mr. Jones. The agreement terminates on March 1, 2005, however, upon notice, the term of the agreement may be extended for a one year term beginning on March 1st, of each year thereafter. Under the terms of the agreement, Mr. Jones receives $24,000 per year.

EMPLOYMENT AND SEVERANCE AGREEMENTS

      On December 1, 2004, the Company and the Bank (collectively the "Employers"), each entered into amended and restated employment agreements with Messrs. Donald S. Guthrie and Thomas M. Kelly. The amended and restated employment agreements are substantially identical to the agreements they supercede.

      Under the terms of the amended and restated agreements, the Employers agreed to employ Messrs. Guthrie and Kelly each for a term of three years in their current respective positions. The term of each employment agreement is extended each year on its anniversary date for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the annual anniversary date, elect not to extend the employment term.

      The employment agreements are terminable with or without cause by the Employers. The officers have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, Messrs. Guthrie and Kelly will be entitled to a cash severance amount equal to two times their base salary. In addition, Messrs. Guthrie and Kelly will be entitled to a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with another employer, whichever occurs first. If their employment is terminated by the Employers subsequent to a Change in Control of the Company (as defined in the agreements) or by the Executive subsequent to a Change in Control of the Company as a result of certain adverse actions, Messrs. Guthrie and Kelly will be entitled to a cash severance amount equal to three time their base salary as well as continuation of benefits under the same terms as described above.

      Messrs. Guthrie's and Kelly's agreements provide that they will be entitled to the use of an automobile. In addition, in the event of Messrs. Guthrie's or Kelly's death during the term of their respective agreements, their estates will receive payments equal to the amount of compensation due for the remainder of the term of their agreements at their respective current salary at the time of their deaths. Mr. Guthrie's employment agreement also provides for medical insurance coverage for him and his spouse until he reaches age 72 and that in the event of his death, his spouse shall be covered under the Bank's health insurance plan until age 72. Mr. Kelly's employment agreement also provides medical insurance coverage under such plan during the term of his agreement for him and the members of his immediate family and provides for continued coverage for a period of five years following the termination of his agreement except if he is terminated for cause.

      The Employers also entered into two-year amended and restated severance agreements with Mesdames Elizabeth M. Mulcahy and Carol Walsh effective December 1, 2004. The severance agreements are substantially identical to the agreements they supercede. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions that are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to two times her base salary. The term of each severance agreement shall be extended each year for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the anniversary date, elect not to extend the term of the severance agreement.

      Each of the employment and severance agreements with the Employers provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the officer would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to the officers under the employment or severance agreements.

      A "Change in Control" generally is defined in the employment and severance agreements to include, among other things, (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities, (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period and (iii) approval by the stockholders of the Company of a transaction which results in the reorganization, merger or consolidation of the Company other than one in which at least 51% of the equity ownership interests of the resulting entity are beneficially owned by persons who immediately prior to such transaction beneficially owned at least 51% of equity interests of the Company.

      In fiscal 2004, the Bank entered into a separation agreement with Mr. Henderson. Under the terms of such agreement, the Bank agreed, among other things, to provide Mr. Henderson a retirement benefit equal to approximately $285,000. In consideration of such benefit, Mr. Henderson agreed to a three-year non-compete as well as to not disparage the Bank or its affiliates.

BENEFITS

      DEFERRED COMPENSATION ARRANGEMENTS. The Bank provides supplemental retirement benefits to Mr. Jones (a director of the Bank and Company) and Mr. Purdy (a director of the Bank) in recognition of their long service as officers of the Bank. Under the terms of the Bank's amended arrangements with such persons, each person receives monthly payments, which payments commenced the first month subsequent to each such person's retirement. Such payments will continue as long as such persons continue to serve on the Board of Directors of the Bank or the Company or in an advisory capacity. In accordance with such arrangements, such persons received an aggregate of $94,000 during fiscal 2004.

      SUPPLEMENTAL RETIREMENT BENEFITS. During fiscal 2004, the Bank implemented a defined contribution supplemental executive retirement plan (the "SERP") covering certain executive officers of the Bank. Currently, Messrs. Guthrie, Kelly and Henderson and Mesdames Mulcahy and Walsh are participants in the SERP. Under the terms of the SERP, the Bank may choose to make contributions to some or all of the participants in the SERP. The amount and frequency of contributions is solely within the discretion of the Bank and the committee administering the SERP. To the extent the Bank makes contributions to the SERP on the participants' behalf, the amounts so credited will earn interest at a rate determined by the Compensation Committee annually. For the initial year of the SERP, the interest rate was established at 5.0%. Such rate will remain in effect until such time that the Compensation Committee (which administers the SERP) chooses to change it. Upon retirement of a participant, he or she will receive his or her account balance paid out in equal annual payments for a period not to exceed 15 years provided that a participant can make a prior election to receive his or her distribution in a lump sum. The SERP also provides for benefits in the event of the death of the participant or the termination of the employment of the participant subsequent to a change in control of the Company. For the fiscal year ended September 30, 2004, the Bank expensed approximately $837,000 with regard to the SERP for the benefit of the participants.

REPORT OF THE COMPENSATION COMMITTEE

      Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Bank (since such persons do not receive separate compensation for service as officers of the Company). The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors of the Bank has prepared the following report for inclusion in this proxy statement.

      The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Bank uses a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors takes into account individual performance, performance of the Bank, the size of the Bank and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

      While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Compensation Committee in fiscal 2004 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considers the Bank's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved the Compensation Committee's recommendation to increase the base salary of the Chief Executive Officer to $283,000 for fiscal 2005.

                       COMPENSATION COMMITTEE OF THE BANK

Edward Calderoni                Jerry A. Naessens           William J. O'Donnell

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Officers, directors and more than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 2004 and with respect thereto, all filing requirements applicable to its officers and directors and more than 10% stockholders have been satisfied, with the exception of one report covering one transaction by Mr. O'Donnell which was filed late.

PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the Common Stock since September 30, 1999 with (i) the yearly cumulative total return on the stocks included in the Russell 2000 Index; (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Index; and (iii) the yearly cumulative total return on the stocks indexed in the S&P Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The graph represents $100 invested in the Company's Common Stock at $12.56 per share on September 30, 1999.

                               [PERFORMANCE GRAPH]

                  INDEX                      9/30/99       9/30/00    9/30/01      9/30/02       9/30/03      9/30/04
                  -----                      -------       -------    -------      -------       -------      -------
First Keystone Financial, Inc. (FKFS)        $100.00       $ 84.44    $109.89      $129.89       $217.24      $188.05
Russell 2000 Index (RTY)                      100.00        122.01      94.75        84.78        114.13       134.08
Nasdaq Bank Index (BANK)                      100.00        105.70     122.38       130.68        154.00       176.79
S&P Bank Index (BIX)                          100.00        105.03     105.62       101.19        112.96       132.03

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

      Until November 1996, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

      Except as hereinafter indicated, all loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

      In accordance with applicable regulations, the Bank extends residential first mortgage loans to its directors and executive officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Bank and does not give preference to any executive officer or director over other employees of the Bank. Under the terms of such loans, the interest rate is 1% below that charged on similar loans to non-employees and certain fees and charges are waived. Set forth in the following table is certain information relating to such preferential loans to executive officers and directors whose loans aggregated in excess of $60,000 which were outstanding at September 30, 2004.

                                                    LARGEST AMOUNT OF
                                                   INDEBTEDNESS BETWEEN
                                                    OCTOBER 1, 2003 AND         BALANCE AS OF
       NAME                    YEAR LOAN MADE       SEPTEMBER 30, 2004        SEPTEMBER 30, 2004     INTEREST RATE
       ----                    --------------       --------------------      ------------------     -------------
Thomas M. Kelly                     2003                 $321,505                  $316,576             4.875%
Donald G. Hosier Jr.                2004                  333,700                   328,138             3.750
Robert R. Hosier                    2003                  224,000                   213,917             4.125
William J. O'Donnell                2002                  126,562                   119,002             5.000
Robin Otto                          2003                  165,259                   156,846             4.375
Carol Walsh                         2003                  110,000                   105,144             4.375
Bruce C. Hendrixson                 2004                  333,700                   333,335             5.500

      Mr. Edmund Jones, a director of the Company and the Bank, is a member of the law firm, Jones, Strohm & Guthrie, P.C., which serves as general counsel to the Bank.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Audit Committee of the Company has appointed Deloitte & Touche LLP, independent registered public accounting firm, to perform the audit of the Company's financial statements for the fiscal year ending September 30, 2005, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

      The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent registered public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

      The Audit Committee considered, in determining whether to appoint Deloitte & Touche LLP as the Company's auditors, whether the provision of services, other than auditing services, by Deloitte & Touche LLP is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed other audit- and tax-related services for the Company in fiscal 2004. These other services included tax services and tax consulting services. The Audit Committee believes that Deloitte & Touche LLP's performance of these other services is compatible with maintaining the auditor's independence.

      The following table sets forth the aggregate fees paid by us to Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated financial statements for 2004 and 2003, as well as the fees paid by us to Deloitte & Touche LLP for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP to us during 2004 and 2003.

                                                                             YEAR ENDED SEPTEMBER 30,
                                                                             ------------------------
                                                                             2004               2003
                                                                             ----               ----
Audit fees (1) .............................................               $239,000           $164,200
Audit-related fees (2)......................................                  3,500             11,000
Tax fees (3) ...............................................                 21,500             20,176
All other fees .............................................                     --                 --
                                                                           --------           --------
    Total ..................................................               $264,000           $195,376
                                                                           ========           ========

--------------

(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2) Primarily consist of fees for consultation with regard to accounting pronouncements for 2004 and 2003.

(3) Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

      The Audit Committee selects the Company's independent auditors and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent auditors in accordance with the Audit Committee's charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent auditors. Pursuant to its policy, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if:
(i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the year in which the services are provided;
(ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit. The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

              STOCKHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS
                           WITH THE BOARD OF DIRECTORS

      STOCKHOLDER PROPOSALS. Any proposal that a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is anticipated to be held in January 2006, must be received at the principal executive offices of the Company, 22 West State Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Corporate Secretary, no later than September 1, 2005. If such proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

      Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 9.D of the Company's Amended and Restated Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Proposals to be presented at this Annual Meeting had to be submitted to the Company by November 29, 2004. No such proposals were received by such date. Proposals to be submitted for consideration at the Company's next annual meeting of stockholders must be received by November 27, 2005. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Company's Amended and Restated Articles of Incorporation.

      STOCKHOLDER NOMINATIONS. Article 6.F of the Company's Restated Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions set forth in such section. Stockholder nominations must be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. No such notices were submitted to the Company's Secretary by November 29, 2004 for consideration at this Annual Meeting.

      Each written notice of a stockholder nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the person nominated thereby (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock that are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

      STOCKHOLDER COMMUNICATIONS. The Board of Directors has adopted a process by which stockholders may communicate directly with members of the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, c/o Ms. Carol Walsh, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania, 19063.

                                 ANNUAL REPORTS

      A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

      UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2004 REQUIRED TO BE FILED UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL WALSH, CORPORATE SECRETARY, FIRST KEYSTONE FINANCIAL, INC., 22 WEST STATE STREET, MEDIA, PENNSYLVANIA 19063. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

      Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. As of the date hereof, management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      The cost of the solicitation of proxies will be borne by the Company. The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $5,500. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

      YOUR VOTE IS IMPORTANT! WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                         FIRST KEYSTONE FINANCIAL, INC.

                             AUDIT COMMITTEE CHARTER
                            AS OF SEPTEMBER 29, 2004

I.    Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      -     Appoint the Company's independent auditors.

      - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, legal, and regulatory compliance.

      - Monitor the qualifications, independence, and performance of the Company's independent auditors and internal auditor.

      - Provide an avenue of communication among the independent auditors, management, the internal auditor, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary within the Audit Committee's scope of responsibilities. Furthermore, the Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of:

      (i) Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

      (ii) Compensation to any advisers employed by the Audit Committee as provided by this Charter; and

      (iii) Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

         The Audit Committee shall be directly responsible for appointing, determining funding for and compensation of, overseeing, evaluating and terminating the independent auditors in accordance with Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act") and Rule 10A-3(b)(2) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

II.      Audit Committee Composition and Meetings

         Audit Committee members shall meet the requirements of the NASDAQ Stock Market (the "Nasdaq"). The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent, as such term is defined in the Rules of the Nasdaq, free from any relationship that would interfere with the exercise of his or her independent judgment. In order to maintain independent judgment, Audit Committee members are prohibited from receiving any consulting, advisory, or other compensatory fee from the Company, other than payment for board or committee service; provided, however, that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company or First Keystone Bank (provided that such compensation is not contingent in any way on the continued service of the director). Furthermore, Audit Committee members are prohibited from owning 20% or more of the Company's voting securities. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of their appointment, and at least one member of the Committee shall have accounting or related financial management expertise within the meaning of Rules of the Nasdaq.

         Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors no less than quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III.     Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval. Have the charter published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements and unaudited interim financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles including critical accounting policies, practices, and judgments (see Item 10).

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

4. Review with management and the independent auditors the Company's quarterly financial statements prior to filing or distribution of the Quarterly Report on Form 10-Q. Such review shall include a discussion of any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see Item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The Audit Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation, and termination of the independent auditors (subject, if applicable, to shareholder ratification). The independent auditors report directly to the Audit Committee and the Audit Committee will be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting. The Audit Committee shall also review the independence of the auditors.

6. All auditing services and all non-audit services, which are not prohibited by law, shall be pre-approved by the Audit Committee pursuant to such processes as are determined to be advisable.

         Exception - The pre-approval requirement set forth in the first sentence above, shall not be applicable with respect to the provision of non-audit services, if:

                  (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the calendar year in which the non-audit services are provided;

                  (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and

                  (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

         Delegation - The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

         The pre-approval policies and procedures will be disclosed in the Company's proxy statements and annual reports in the manner directed by the regulations of the SEC or the Rules of the Nasdaq, as applicable.

7. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Consider whether the provision of any non-audit services by the independent auditors is compatible with maintaining the auditor's independence.

8. Review the independent auditors' audit plan including discussions of audit scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9. With respect to the audit of the Company's financial statements, discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61 and obtain the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. No later than the date of delivery of the report of the independent auditors on the Company's annual financial statements, obtain a report from the independent auditors containing (a) all critical accounting policies used by the Company, (b) alternative accounting treatments that have been discussed with management along with the potential ramifications of using those alternatives, and (c) other written communications provided by the independent auditor to management, such as any management letter and schedule of unadjusted audit differences.

11. Require independent auditor partner (including both the audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit) rotation for a period of no less than five years after each such partner serves in this capacity for five years.

12. Ensure no former upper level employees of the independent auditor who could influence the independent auditor serve in an accounting role or financial reporting oversight role of the Company, as such terms are defined by the regulation.

13. Inquire of the independent auditors whether any member of the audit engagement team received bonuses or incentive compensation based on the sale of non-audit products or services to the Company, which is prohibited by the Act and the provisions of the Exchange Act of 1934 and the regulations promulgated there under.

14. Ensure that the Company provides the required proxy statement and annual report disclosure of the fees paid to the independent auditors.

Internal Audit Function

15. Review the annual internal audit plan and recommend any changes.

16. Review the activities, organizational structure, and qualifications of the internal audit department, as needed.

17. Review the appointment, performance, and replacement of the internal auditor.

18. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

Other Audit Committee Responsibilities

19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report must be included in the Company's annual proxy statement. The Audit Committee will also make a specific recommendation, disclosed in the proxy statement, whether or not the Company's audited financial statements be included in the Company's annual report to shareholders.

20. Establish procedures for the receipt, retention, and treatment of internal and external complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. In establishing such procedures, the Committee must provide for the ability of the Company's employees to submit by confidential, anonymous submission any concerns regarding questionable accounting or auditing matters.

21. Review and approve all related-party transactions (e.g. Company transactions with any director or executive officer of the Company or any Company security holder with more than five percent of the voting securities, including immediate family members or associates or affiliates of any of the above).

22. Perform any other activities consistent with this Charter, the Company's Amended and Restated Articles of Incorporation and By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

23. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX B

                         FIRST KEYSTONE FINANCIAL, INC.

                         CHARTER OF NOMINATING COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.       PURPOSE

         The Nominating Committee (the "Committee") is appointed by the Board of Directors (the "Board") of First Keystone Financial, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibility. The primary duties and responsibilities of the Committee are to:

         - identify and recommend to the full Board the selection of qualified individuals to serve as Board members and recommend to the full Board director nominees for each Annual Meeting of Shareholders; and

         - review nominations for director submitted by shareholders pursuant to Article 6.F of the Company's Amended and Restated Articles of Incorporation.

         The Committee has the authority to access any consultant of the Company to aid it in its responsibilities. The Committee has the authority and ability to retain, compensate and terminate, at the Company's expense, any search firm used to identify director candidates as is necessary to undertake its responsibilities.

II.      COMPENSATION AND MEETINGS

         Members of the Committee, as well as other committees of the Board, must meet applicable statutory or regulatory requirements relative to director independence. The Committee must have two or more independent directors as determined by the Board, each of whom must be independent, non-employee directors, free from any relationship that would interfere with the exercise of its members' equitable judgment. Non-independent directors may attend Committee meetings and assist the Committee in establishing its meeting agendas. Compensation for service on the Committee will be established by the full Board based on the recommendations of the Compensation Committee.

         Members of the Committee, as well as other committees of the Board, are appointed by the Board of Directors at its Annual Meeting. (Each committee of the Board will select the Chair of such committee)

         The Committee shall establish its own schedule for meetings throughout the year. The Committee Chair must approve an agenda in advance of each meeting. If the Chair is not present, the members of the Committee may designate a Chair by a majority vote of those present. The Committee shall meet in executive session annually to review the performance of the Board and/or to discuss any other matters that it believes should be discussed without management present and will present a report to the Board.

         The Committee shall report to the Board of Directors. The Committee shall have authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion and to retain, terminate and obtain advice, reports or opinions from search firms or other internal or outside advisors and legal counsel in the performance of its responsibilities, and shall have the sole authority to approve related fees and retention terms.

III.     GOALS, RESPONSIBILITIES AND DUTIES

         The Committee shall establish criteria for the selection of new directors to serve on the Board of Directors.

         A.       RECOMMEND QUALIFIED INDIVIDUALS FOR BOARD MEMBERSHIP

                  - Review individual qualifications for service of individuals on the full Board;

                  - Recommend to the Board individuals for Board membership;

                  - Review shareholder submitted nominees for election of directors at the Annual Meeting of Shareholders; and

                  - Recommend to the Board nominees for election of directors at the Annual Meeting of Shareholders.

         In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an "audit committee financial expert," as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company's business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

         B.       COMMITTEE MEMBERSHIP AND QUALIFICATIONS

                  - Recommend to the full Board the establishment of Board committees and subcommittees, as necessary, at the Annual Meeting of the Board and at other times during the year, if necessary;

                  - Recommend to the full Board the membership and composition of each of the Board committees and sub-committees and recommend removal of any committee member, if necessary; and

                  - Review qualifications of Directors for committee membership.

         C.       OTHER

                  - Maintain minutes of meetings, which are circulated to the full Board and report to the Board of Directors on a regular basis.

                           Date: September 29, 2004
                           Approved by Board of Directors of the Company

[X] PLEASE MARK VOTES                  REVOCABLE PROXY
    AS IN THIS EXAMPLE          FIRST KEYSTONE FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 26, 2005 AND AT ANY ADJOURNMENT THEREOF.

  The undersigned, being a stockholder of the Company as of December 6, 2004, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on January 26, 2005 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

    Please be sure to sign and date         Date
      this Proxy in the box below.          ______________________________



______________________                      ______________________________
Stockholder sign above                      Co-holder (if any) sign above

                                                            WITH-    FOR ALL
                                                   FOR      HOLD     EXCEPT

1.  ELECTION OF DIRECTORS                          [ ]       [ ]       [ ]
    Nominees for four year term:
    DONALD G. HOSIER, JR.
    MARSHALL J. SOSS

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

2.  PROPOSAL to ratify the appointment of           FOR     AGAINST    ABSTAIN
    Deloitte & Touche LLP as the Company's          [ ]       [ ]        [ ]
    independent auditors for the fiscal year ending September 30, 2005.

  PLEASE CHECK BOX IF YOU PLAN TO ATTEND --                              [ ]
  THE MEETING.

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANYTIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE BOARD OF DIRECTORS' NOMINEES AND PROPOSAL 2.

  The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for January 26, 2005, a Proxy Statement for the Annual Meeting and the Company's 2004 Annual Report on Form 10-K prior to the signing of this Proxy.

  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                         FIRST KEYSTONE FINANCIAL, INC.

  PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________

___________________________________

___________________________________